UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On August 2, 2021, Veracyte, Inc., a Delaware corporation (“Veracyte”), completed its previously announced acquisition of HalioDx SAS, a French société par actions simplifiée (“HalioDx”), for a purchase price of €260 million in total consideration to HalioDx securityholders, consisting of approximately €147 million in cash and approximately €113 million in shares of Veracyte common stock (such shares of common stock, the “Stock Consideration”), subject to customary purchase price adjustments (the “Acquisition”).

The foregoing summary of the Acquisition, as supplemented by the Company’s previously-filed Current Reports on Form 8-K dated as of June 1, 2021 and July 13, 2021 related to the Acquisition, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase and Contribution Agreement, dated as of July 13, 2021, by and between Veracyte and HalioDx, which was filed as Exhibit 10.5 to Veracyte’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 relating to the Stock Consideration is hereby incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 3, 2021

VERACYTE, INC.

		By:	/s/ Marc Stapley
		Name:	Marc Stapley
		Title:	Chief Executive Officer